Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in Amendment No. 20 to the Registration Statement on Form N-1A of Fidelity Exchange Fund, of our report dated February 12, 1999 on the financial statements and financial highlights included in the December 31, 1998 Annual Report to Shareholders of Fidelity Exchange Fund.

We further consent to the reference to our Firm under the heading
"Auditor" in the Part B of this Amendment.

 /s/PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP
    Boston, Massachusetts
    April 27, 1999